SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 10, 2006
Fisher Scientific International Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-10920	02-0451017

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	I.R.S. Employer Identification No.)

Liberty Lane, Hampton, New Hampshire	03842

(Address of principal executive offices)	(Zip Code)
(603) 926-5911

(Registrant’s telephone number, including area code)
None

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; and
Item 5.02 Departure of Directors or Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.01 Third Amendment to David Della Penta Employment Agreement
EX-10.02 Second Amendment to Paul M. Meister Employment Agreement
Ex-99.01 Press Release dated January 11, 2006.

Item 1.01 Entry into a Material Definitive Agreement; and
Item 5.02 Departure of Directors or Principal Officers.
Fisher Scientific International Inc. (the “Company”) is committed to an annual review of the compensation arrangements of its key officers to ensure that the Company offers competitive compensation opportunities and is able to retain talented individuals for the benefit of the Company’s financial performance. In light of the foregoing, the Compensation Committee of the Board of Directors (the “Committee”) of the Company has taken the following actions at a meeting on January 10, 2006. A copy of the Company’s press release relating to these matters is attached as Exhibit 99.01 to this Current Report on Form 8-K.
Retirement of David Della Penta
David Della Penta has informed the Committee of his intention to retire his employment with the Company effective December 30, 2006. The Committee accepted Mr. Della Penta’s notice of his intention to retire effective December 30, 2006 and approved an amendment to Mr. Della Penta’s employment agreement to reflect Mr. Della Penta’s retirement effective December 30, 2006. A copy of such amendment is filed herewith as Exhibit 10.01.
Approval of Increase in Salary for Paul M. Meister
In consideration of the increased responsibilities and obligations Paul M. Meister, the Company’s Vice Chairman, will undertake as a result of the retirement of Mr. Della Penta, the Committee approved an increase in the salary of Mr. Meister. Effective January 16, 2006, Mr. Meister’s base salary will be increased from $620,000 to $900,000.
Amendment of Paul M. Meister Employment Agreement
In order to acknowledge the increased responsibilities and obligations Mr. Meister will undertake as a result of the retirement of Mr. Della Penta, the Committee approved an amendment to Mr. Meister’s employment agreement which expands the circumstances which will constitute “good reason” for Mr. Meister to terminate his employment; upon a termination for “good reason,” Mr. Meister would be entitled to the payment of severance benefits from the Company under the employment agreement. A copy of such amendment is filed herewith as Exhibit 10.03.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
See Exhibit Index below.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER SCIENTIFIC INTERNATIONAL INC.
Dated: January 10, 2006	By:	/s/ Kevin P. Clark
		Name:	Kevin P. Clark
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.01	Third Amendment to David Della Penta Employment Agreement
10.02	Second Amendment to Paul M. Meister Employment Agreement
99.01	Fisher Scientific International Inc.’s press release dated January 11, 2006, announcing the retirement of David Della Penta